Exhibit 99.1

News Release

Mercury Systems Reports Fourth Quarter and Fiscal 2014 Results

Fourth quarter operating results from continuing operations include:

Record defense bookings
Book to Bill ratio of 1.5
Adjusted EBITDA doubled year-over-year
Backlog increased 28% year-over-year

Company expects to achieve target business model for fiscal 2015

CHELMSFORD, Mass. − August 5, 2014 − Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com), a leading provider of affordable, commercially developed, open sensor processing systems and services for critical commercial, defense and intelligence applications, reported operating results for its fourth quarter and fiscal 2014 which ended June 30, 2014.

During the fourth quarter of fiscal 2014, the Company initiated a plan to divest its Mercury Intelligence Systems (MIS) subsidiary based on Mercury’s strategic direction and investment priorities that are focused on its core business. As a result, MIS’s financial results have been classified as discontinued operations beginning in the fourth quarter and for all prior periods presented in this release, and are excluded from the Company’s financial results from continuing operations.

Fourth Quarter Fiscal 2014 Results
Fourth quarter fiscal 2014 revenues were $53.7 million, an increase of $1.9 million, or 4%, compared to the fourth quarter of fiscal 2013, as revenues from defense customers increased $4.6 million and revenues from commercial customers decreased $2.7 million.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2014 Results, Page 2

GAAP loss from continuing operations for the fourth quarter of fiscal 2014 was $0.7 million, or $0.02 per share, compared to GAAP loss from continuing operations of $2.0 million, or $0.06 per share, for the prior year’s fourth quarter. Fourth quarter fiscal 2014 GAAP loss per share from continuing operations included $0.04 of restructuring charges and $0.04 for amortization of acquired intangible assets. Fourth quarter fiscal 2013 GAAP loss per share from continuing operations included $0.03 of restructuring charges and $0.05 for amortization of intangible assets.

Fourth quarter fiscal 2014 GAAP loss from continuing operations included approximately $0.7 million in tax expense, $1.8 million in depreciation expense, $1.8 million in amortization of acquired intangible assets, $1.9 million in restructuring charges and $1.7 million in stock-based compensation costs. Fourth quarter fiscal 2014 adjusted EBITDA (income from continuing operations before interest income and expense, income taxes, depreciation, amortization of acquired intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition costs and other related expenses, fair value adjustments from purchase accounting, and stock-based compensation costs) was $7.2 million, compared to $3.5 million for the prior year’s fourth quarter.

GAAP net loss from discontinued operations for the fourth quarter of fiscal 2014 was $6.8 million, or $0.22 per share, compared to GAAP net loss from discontinued operations of $0.1 million, or $0.01 per share, for the prior year’s fourth quarter. Fourth quarter fiscal 2014 GAAP net loss from discontinued operations included a $6.7 million or $0.21 per share, goodwill impairment charge related to MIS.

The total GAAP net loss for the fourth quarter of fiscal 2014 was $7.5 million, or $0.24 per share, compared to total net loss of $2.0 million, or a loss of $0.07 per share, for the prior year’s fourth quarter.

Cash flows from operating activities were a net inflow of $2.5 million in the fourth quarter of fiscal 2014, compared to a net inflow of $4.8 million in the fourth quarter of fiscal 2013. Free cash flow, defined as cash flow from operating activities less capital expenditures, was a net inflow of $0.9 million in the fourth quarter of fiscal 2014, compared to a net inflow of $3.2 million in the fourth quarter of fiscal 2013. Cash and cash equivalents as of June 30, 2014 were $47.3 million, an increase of $1.6 million from March 31, 2014.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2014 Results, Page 3

Full Year Fiscal 2014 Results
For fiscal 2014, revenues were $208.7 million, a $14.5 million, or 7%, increase from fiscal 2013. Revenues from defense customers increased by $16.9 million, or 10%, over the prior year and revenues from commercial customers decreased by $2.4 million, or 12%, from the previous year.

GAAP loss from continuing operations for fiscal 2014 was $4.1 million, or $0.13 per share, compared to GAAP loss from continuing operations of $13.8 million, or $0.46 per share, for fiscal 2013. Fiscal 2014 GAAP loss from continuing operations of $4.1 million included approximately $1.8 million in tax benefits, $7.6 million in depreciation expense, $7.3 million in amortization of acquired intangible assets, $9.0 million in stock-based compensation costs, and $5.4 million in restructuring charges. Excluding the impact of these items, fiscal 2014 adjusted EBITDA was $23.5 million, compared to $9.9 million for the prior year.

Fiscal 2014 GAAP net loss from discontinued operations was $7.4 million, or $0.24 per share, compared to GAAP net earnings from discontinued operations of $0.6 million, or $0.02 per share, for fiscal 2013.

Fiscal 2014 total GAAP net loss was $11.4 million, or $0.37 per share, compared to a total net loss of $13.2 million, or $0.44 per share, for fiscal 2013.

Management Comments
“Mercury closed fiscal 2014 with strong momentum, delivering record defense bookings for the second consecutive quarter,” said Mark Aslett, President and CEO, Mercury Systems. “For fiscal 2014 as a whole, our results from continuing operations were significantly stronger year-over-year. Bookings and backlog reached record levels, growing 18% and 28% respectively. We returned the company to growth as revenue increased 7%, adjusted EBITDA more than doubled, and we generated solid positive cash flow from operations.”

“Mercury’s double-digit bookings growth is a testament to the strategy we have pursued and the resultant technology we have developed, the capabilities we have acquired and the programs we have won as a result. Operationally, we are continuing to make rapid progress on the final phase of our acquisition integration plan, which is scheduled for completion by the end of the

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2014 Results, Page 4

second quarter of fiscal 2015. With our record opening backlog and strong bookings momentum, the operating leverage we are building in our business positions us well to achieve our goal of double-digit top-line growth, even stronger growth in adjusted EBITDA, and the achievement of our target business model for fiscal 2015,” Aslett concluded.

Backlog
Mercury’s total backlog at June 30, 2014 was $174.1 million, a $38.0 million increase from June 30, 2013. Of the June 30, 2014 total backlog, $144.0 million represents orders expected to be shipped over the next 12 months. The defense backlog at June 30, 2014 was $160.8 million, a $47.9 million increase from June 30, 2013. Bookings for the fourth quarter of fiscal 2014 were $80.2 million, a 25% increase compared to $64.3 million for the fourth quarter of fiscal 2013. The total book-to-bill ratio was 1.5 for the fourth quarter of fiscal 2014, compared to 1.2 for the fourth quarter of fiscal 2013.

Revenues by Reporting Segment
Mercury Commercial Electronics (MCE) — Revenues for the fourth quarter of fiscal 2014 from MCE were $47.5 million, representing an increase of $2.4 million, or 5%, from the fourth quarter of fiscal 2013. The increase in revenues compared to last year’s fourth quarter related primarily to higher Patriot program revenue along with increased revenue from a signals intelligence program with Boeing. Approximately 93% of MCE revenues for the fourth quarter of fiscal 2014 related to defense business, as compared to approximately 87% in the fourth quarter of fiscal 2013.

Mercury Defense Systems (MDS) — Revenues for the fourth quarter of fiscal 2014 from MDS were $9.0 million, a decrease of $0.5 million from the fourth quarter of fiscal 2013.

The revenues by reporting segment do not include adjustments to eliminate $2.8 million of inter-company revenues included in those reporting segments in the fourth quarter of both fiscal 2014 and fiscal 2013.

Business Outlook
This section presents our current expectations and estimates, given current visibility, on our business outlook for the current fiscal quarter and fiscal year 2015. It is possible that actual performance will differ materially from the estimates given, either on the upside or on the downside. Investors should

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Mercury Reports Fourth Quarter and Fiscal 2014 Results, Page 5

consider all of the risks with respect to these estimates, including those listed in the Safe Harbor Statement below and in our periodic filings with the U.S. Securities and Exchange Commission, and make themselves aware of how these risks may impact our actual performance.

For the first quarter of fiscal 2015, revenues are currently forecasted to be in the range of $50 million to $55 million. At this range, GAAP loss per share from continuing operations is expected to be in the range of $0.01 to $0.06 per share. Projected GAAP loss per share from continuing operations includes $0.02 per share of restructuring charges and $0.04 per share for forecasted amortization of acquired intangible assets.

Adjusted EBITDA for the first quarter of fiscal 2015 is expected to be in the range of $4.2 million to $7.0 million.

Revenues for fiscal 2015 are projected to be in the range of $224 million to $236 million, representing 7% to 13% revenue growth relative to fiscal 2014. At this range, GAAP earnings per share from continuing operations are projected to be in the range of $0.21 to $0.32 per share. Projected GAAP earnings per share from continuing operations includes $0.06 per share of restructuring charges and $0.13 per share for amortization of acquired intangible assets.

Adjusted EBITDA for fiscal 2015 is expected to be in the range of $37 million to $43 million.

Recent Highlights
June – Mercury Systems announced it received $3.4 million in orders from a leading defense prime contractor for integrated microwave assemblies for an airborne electronic warfare application. The orders are expected to be shipped by the end of Mercury’s fiscal 2015 third quarter.

June – Mercury announced that its Mercury Commercial Electronics facility in Manteca, California, received a Superior security rating in a recent vulnerability assessment conducted by the Defense Security Service (DSS). This Superior rating, the highest level awarded to cleared defense contractors by DSS, is the company’s sixth Superior rating overall and a significant milestone for this facility, which previously had earned a Commendable rating.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2014 Results, Page 6

June – Mercury announced that its Mercury Defense Systems subsidiary received a $1.5 million order from the U.S. Navy for advanced Digital RF Memory jammers to support both U.S. Navy and U.S. Air Force requirements. The order is part of the firm-fixed-price, indefinite delivery/indefinite quantity (IDIQ) time and material contract award worth up to $56.7 million. The IDIQ was originally received by KOR Electronics (now Mercury Defense Systems) in March 2010 and increased in 2013.

May – Mercury announced it received a $2.7 million follow-on order from a leading defense prime contractor for digital signal processing modules for a manned airborne multi-mode surveillance radar application. The order is expected to be shipped by the end of Mercury’s fiscal 2015 first quarter.

May – Mercury announced that both its headquarters facility in Chelmsford, Massachusetts and its newly opened Advanced Microelectronics Center in Hudson, New Hampshire, part of Mercury’s Commercial Electronics business unit, received “Superior” security ratings in recent vulnerability assessments conducted by the U.S. Department of Defense’s DSS. This is the second consecutive “Superior” rating, the highest level awarded to cleared defense contractors by DSS, received by each facility.

April – Mercury celebrated the grand opening of its new Advanced Microelectronics Center in Hudson, New Hampshire on Friday, April 18, 2014. New Hampshire Governor Maggie Hassan and representatives from the offices of United States Senators Kelly Ayotte (R) and Jeanne Shaheen (D) attended the ribbon cutting ceremony hosted by Mercury President and CEO Mark Aslett, along with other senior Mercury executives.

April – Mercury announced it received a $3.2 million follow-on order from a leading defense prime contractor for high-performance digital signal processing modules for un-manned airborne synthetic aperture radar application. The order was booked in the Company’s fiscal 2014 third quarter and is expected to be shipped by its fiscal 2015 third quarter.

April – Mercury announced it received $8.8 million in follow-on orders from a leading defense prime contractor for high performance signal processing subsystems for a ship-borne radar

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2014 Results, Page 7

application. The orders were booked in the Company’s fiscal 2014 third quarter and are expected to be shipped over the next several quarters.

Conference Call Information
Mercury will host a conference call and simultaneous webcast on Tuesday, August 5, 2014, at 5:00 p.m. ET to discuss the fourth quarter fiscal 2014 results and review its financial and business outlook going forward.
To join the conference call, dial (877) 303-6977 in the USA and Canada, or (760) 298-5079 in all other countries. Please call five to ten minutes prior to the scheduled start time. The live audio webcast can be accessed from the 'Events and Presentations' page of Mercury's website at www.mrcy.com/investor.
A replay of the webcast will be available two hours after the call and archived on the same web page for 6 months.

Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA and free cash flow, which are non-GAAP financial measures. Adjusted EBITDA excludes certain non-cash and other specified charges. Free cash flow is defined as cash flow from operating activities less capital expenditures. The Company believes these non-GAAP financial measures are useful to help investors understand its past financial performance and prospects for the future. However, the presentation of adjusted EBITDA and free cash flow is not meant to be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes the adjusted EBITDA and free cash flow financial measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this press release is contained in the attached exhibits.

Mercury Systems – Innovation That Matters™
Mercury Systems (NASDAQ:MRCY) is a leading provider of affordable, commercially developed, open sensor processing systems and services for critical commercial, defense and intelligence applications. These capabilities make

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2014 Results, Page 8

us the first commercially based defense electronics company built to meet rapidly evolving next generation defense challenges. Mercury Systems has worked on over 300 programs, including Aegis, Patriot, SEWIP, Gorgon Stare and Predator/Reaper. We are based in Chelmsford, Massachusetts with additional advanced manufacturing and other key facilities across the USA. To learn more, visit www.mrcy.com.

Forward-Looking Safe Harbor Statement
This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to fiscal 2014 business performance and beyond and the Company’s plans for growth and improvement in profitability and cash flow. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, market acceptance of the Company's products, shortages in components, production delays due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions, divestitures and restructurings, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, changes to export regulations, increases in tax rates, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2013. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

# # #
Contact:
Kevin Bisson, CFO
Mercury Systems, Inc.
978-967-1990

Mercury Systems and Innovation That Matters are trademarks of Mercury Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2014 Results, Page 9

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)	June 30,	June 30,
	2014	2013

Assets
Current assets:
Cash and cash equivalents	$47,287	$39,126
Accounts receivable, net	37,625	29,229
Unbilled receivables and costs in excess of billings	22,036	17,266
Inventory	31,655	37,432
Deferred income taxes	15,216	11,534
Prepaid income taxes	1,481	2,369
Prepaid expenses and other current assets	3,631	7,326
Current assets of discontinued operations	1,374	2,019
Total current assets	160,305	146,301

Restricted cash	265	546
Property and equipment, net	14,144	14,462
Goodwill	168,146	167,551
Intangible assets, net	25,006	32,308
Other non-current assets	987	1,158
Non-current assets of discontinued operations	4,859	12,105
Total assets	$373,712	$374,431

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$7,054	$4,773
Accrued expenses	8,377	7,115
Accrued compensation	9,983	11,488
Deferred revenues and customer advances	5,898	5,788
Current liabilities of discontinued operations	1,618	1,654
Total current liabilities	32,930	30,818

Deferred gain on sale-leaseback	2,086	3,242
Deferred income taxes	5,911	6,652
Income taxes payable	3,154	2,880
Other non-current liabilities	1,666	1,269
Non-current liabilities of discontinued operations	818	1,069
Total liabilities	46,565	45,930

Shareholders’ equity:
Common stock	312	304
Additional paid-in capital	241,725	231,711
Retained earnings	84,099	95,524
Accumulated other comprehensive income	1,011	962
Total shareholders’ equity	327,147	328,501

Total liabilities and shareholders’ equity	$373,712	$374,431

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2014 Results, Page 10

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net revenues	$53,678	$51,816	$208,729	$194,231
Cost of revenues (1)	29,197	30,771	113,985	116,073
Gross margin	24,481	21,045	94,744	78,158

Operating expenses:
Selling, general and administrative (1)	13,057	13,748	53,685	54,764
Research and development (1)	8,073	7,511	35,693	32,604
Amortization of intangible assets	1,763	2,219	7,328	8,222
Restructuring and other charges	1,884	1,627	5,443	7,060
Acquisition costs and other related expenses	—	14	—	318
Total operating expenses	24,777	25,119	102,149	102,968

Loss from operations	(296)	(4,074)	(7,405)	(24,810)

Interest income	3	1	9	7
Interest expense	(12)	(8)	(49)	(38)
Other income, net	323	79	1,532	558

Income (loss) from continuing operations before income taxes	18	(4,002)	(5,913)	(24,283)

Tax provision (benefit)	729	(2,044)	(1,841)	(10,501)

Loss from continuing operations	(711)	(1,958)	(4,072)	(13,782)
(Loss) income from discontinued operations, net of tax	(6,835)	(54)	(7,353)	574
Net loss	$(7,546)	$(2,012)	$(11,425)	$(13,208)

Basic net (loss) earnings per share:
Continuing operations	$(0.02)	$(0.06)	$(0.13)	$(0.46)
(Loss) earnings from discontinued operations	(0.22)	(0.01)	(0.24)	0.02
Basic net (loss) earnings per share:	(0.24)	(0.07)	(0.37)	(0.44)

Diluted net (loss) earnings per share:
Continuing operations	$(0.02)	$(0.06)	$(0.13)	$(0.46)
(Loss) earnings from discontinued operations	$(0.22)	$(0.01)	$(0.24)	$0.02
Diluted net (loss) earnings per share:	$(0.24)	$(0.07)	$(0.37)	$(0.44)

Weighted-average shares outstanding:
Basic	31,208	30,287	31,000	30,128
Diluted	31,208	30,287	31,000	30,128

(1) Includes stock-based compensation expense, allocated as follows:
Cost of revenues	$98	$82	$601	$371
Selling, general and administrative	$1,324	$1,359	$7,024	$6,436
Research and development	$308	$208	$1,374	$1,047

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2014 Results, Page 11

MERCURY SYSTEMS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Cash flows from operating activities:
Net loss	$(7,546)	$(2,012)	$(11,425)	$(13,208)
Depreciation and amortization	3,716	4,365	15,608	17,209
Impairment of goodwill	6,687	—	6,687	—
(Decrease) increase from other operating activities	(348)	2,469	3,371	(5,872)

Net cash provided by (used in) operating activities	2,509	4,822	14,241	(1,871)

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	—	—	—	(67,721)
Purchases of property and equipment	(1,634)	(1,621)	(6,701)	(3,880)
Proceeds from sales of building	—	775	—	775
Decrease (increase) in other investing activities	281	—	(19)	(265)

Net cash used in investing activities	(1,353)	(846)	(6,720)	(71,091)

Cash flows from financing activities:
Proceeds from employee stock plans	612	508	1,484	1,251
Payments of deferred financing and offering costs	—	—	—	(771)
Payment of acquired debt	—	—	—	(6,575)
Payments of capital lease obligations	(199)	(228)	(763)	(593)
Decrease in restricted cash	—	—	—	3,000
Excess tax benefits from stock-based compensation	5	1	21	19

Net cash provided by (used in) financing activities	418	281	742	(3,669)

Effect of exchange rate changes on cash and cash equivalents	3	(276)	(102)	(207)

Net increase (decrease) in cash and cash equivalents	1,577	3,981	8,161	(76,838)

Cash and cash equivalents at beginning of period	45,710	35,145	39,126	115,964

Cash and cash equivalents at end of period	$47,287	$39,126	$47,287	$39,126

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2014 Results, Page 12

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)
Adjusted EBITDA, a non-GAAP measure for reporting financial performance, excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Interest income and expense. The Company receives interest income on investments and incurs interest expense on loans, capital leases and other financing arrangements. These amounts may vary from period to period due to changes in cash and debt balances and interest rates driven by general market conditions or other circumstances outside of the normal course of Mercury’s operations.

Income taxes. The Company’s GAAP tax expense can fluctuate materially from period to period due to tax adjustments that are not directly related to underlying operating performance or to the current period of operations.

Depreciation. The Company incurs depreciation expense related to capital assets purchased to support the ongoing operations of the business. These assets are recorded at cost or fair value and are depreciated using the straight-line method over the useful life of the asset. Purchases of such assets may vary significantly from period to period and without any direct correlation to underlying operating performance.

Amortization of acquired intangible assets. The Company incurs amortization of intangibles related to various acquisitions it has made and license agreements. These intangible assets are valued at the time of acquisition, are amortized over a period of several years after acquisition and generally cannot be changed or influenced by management after acquisition.

Restructuring and other charges. The Company incurs restructuring charges in connection with management’s decisions to undertake certain actions to realign operating expenses through workforce reductions and the closure of certain Company facilities, businesses and product lines. Management believes this item is outside the normal operations of the Company’s business and is not indicative of ongoing operating results.

Impairment of long-lived assets. The Company incurs impairment charges of long-lived assets based on events that may or may not be within the control of management. Management believes these items are outside the normal operations of the Company's business and are not indicative of ongoing operating results.

Acquisition costs and other related expenses. The Company incurs costs associated with third-party professional services related to acquisition and potential acquisition opportunities, such as legal and accounting fees. Although we may incur such costs and other related charges and adjustments, it is not indicative that any transaction will be consummated. Management believes the exclusion of these items eliminates fluctuations in our selling, general, and administrative expenses related to acquisition activities which are unrelated to ongoing operations.

Fair value adjustments from purchase accounting. As a result of applying purchase accounting rules to acquired assets and liabilities, certain fair value adjustments are recorded in the opening balance sheet of acquired companies.  These adjustments are then reflected in the Company’s income statements in periods subsequent to the acquisition.  In addition, the impact of any changes to originally recorded contingent consideration amounts are reflected in the income statements in the period of the change. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Stock-based compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2014 Results, Page 13

Company’s shares, risk-free interest rates and the expected term and forfeiture rates of the awards. Management believes that exclusion of these expenses allows comparisons of operating results to those of other companies, both public, private or foreign, that disclose non-GAAP financial measures that exclude stock-based compensation.

Mercury uses adjusted EBITDA as an important indicator of the operating performance of its business. Management excludes the above-described items from its internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the Company’s board of directors, determining the portion of bonus compensation for executive officers and other key employees based on operating performance, evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various initiatives and operational requirements. The Company believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of charges that may vary from period to period without any correlation to underlying operating performance. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making. The Company believes that trends in its adjusted EBITDA are valuable indicators of its operating performance.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the adjusted EBITDA financial adjustments described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net loss from continuing operations	$(711)	$(1,958)	$(4,072)	$(13,782)
Interest expense, net	9	7	40	31
Tax provision (benefit)	729	(2,044)	(1,841)	(10,501)
Depreciation	1,786	1,976	7,625	8,445
Amortization of intangible assets	1,763	2,219	7,328	8,222
Restructuring and other charges	1,884	1,627	5,443	7,060
Acquisition costs and other related expenses	—	14	—	318
Fair value adjustments from purchase accounting	—	—	—	2,293
Stock-based compensation expense	1,730	1,649	8,999	7,854
Adjusted EBITDA	$7,190	$3,490	$23,522	$9,940

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2014 Results, Page 14

Free cash flow, a non-GAAP measure for reporting cash flow, is defined as cash provided by operating activities less capital expenditures and, therefore, has not been calculated in accordance with GAAP. Management believes free cash flow provides investors with an important perspective on cash available for investment and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. The Company believes that trends in its free cash flow are valuable indicators of its operating performance and liquidity.

Free cash flow is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenditures similar to the free cash flow financial adjustment described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these expenditures reflect all of the Company's obligations which require cash.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Cash flows from operations	$2,509	$4,822	$14,241	$(1,871)
Capital expenditures	(1,634)	(1,621)	(6,701)	(3,880)
Free cash flow	$875	$3,201	$7,540	$(5,751)

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2014 Results, Page 15

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending September 30, 2014
(In thousands, except per share data)

The Company defines adjusted EBITDA as net income from continuing operations before interest income and expense, income taxes, depreciation, amortization of acquired intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition costs and other related expenses, fair value adjustments from purchase accounting, and stock-based compensation costs.

The following table reconciles the adjusted EBITDA financial measure to its most directly comparable GAAP measure:

	Range
	Low	High
GAAP expectation -- Loss per share from continuing operations	$(0.06)	$(0.01)

GAAP expectation -- Net loss from continuing operations	(1,800)	(200)

Adjust for:
Interest expense, net	—	—
Income tax benefit	(1,100)	(100)
Depreciation	1,700	1,700
Amortization of intangible assets	1,800	1,800
Restructuring and other charges	800	1,000
Stock-based compensation expense	2,800	2,800
Adjusted EBITDA expectation	$4,200	$7,000

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2014 Results, Page 16

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Year Ending June 30, 2015
(In thousands, except per share data)

The Company defines adjusted EBITDA as net income from continuing operations before interest income and expense, income taxes, depreciation, amortization of acquired intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition costs and other related expenses, fair value adjustments from purchase accounting, and stock-based compensation costs.

The following table reconciles the adjusted EBITDA financial measure to its most directly comparable GAAP measure:

	Range
	Low	High
GAAP expectation -- Earnings per share from continuing operations	$0.21	$0.32

GAAP expectation -- Net income from continuing operations	6,800	10,600

Adjust for:
Interest expense, net	—	—
Income tax benefit	3,100	5,200
Depreciation	7,100	7,100
Amortization of intangible assets	7,000	7,000
Restructuring and other charges	3,100	3,100
Stock-based compensation expense	9,900	9,900
Adjusted EBITDA expectation	$37,000	$42,900

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY